EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 23, 2025, relating to the financial statements of CEL-SCI Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Potomac, Maryland

September 3, 2026